Exhibit 99.1
Contact
Black Box Corporation
David J. Russo
Senior Vice President, Chief Financial Officer and Treasurer
Phone: (724) 873-6788
Email: investors@blackbox.com

FOR IMMEDIATE RELEASE

BLACK BOX CORPORATION ANNOUNCES JOEL T. TRAMMELL AS CEO

PITTSBURGH, PENNSYLVANIA, November 17, 2017 - Black Box Corporation (NASDAQ:BBOX), a leading digital solutions provider dedicated to helping customers design, build, manage and secure their IT infrastructure, announced that its Board of Directors has named Joel T. Trammell, 52, as President and CEO of Black Box, effective immediately, replacing E.C. Sykes, who is retiring.

Mr. Trammell has been on the Board of Directors of Black Box since March 27, 2013.

“We are fortunate to have Joel take over the leadership reigns of the Company at this critical time in its transformation,” said Mr. Thomas G. Greig, Chairman of the Board. “I have known Joel for a long time and been associated with his business successes. He brings a strong record of leading technology companies through significant change. We are looking for him to drive a culture of performance throughout the organization.”

Mr. Greig continued, “We thank E.C. for his leadership and personal commitment to the Company through difficult aspects of the Company’s transformation. He leaves us in a better position to execute on our initiatives.”

Mr. Trammell, who has written extensively on business leadership, is the founder and Chief Executive Officer of Khorus, Inc., a provider of software-based management systems. Since 2011, he also has been a Managing Partner of Lone Rock Technology Group and a Managing Partner of Lake Austin Advisors. Previously, he was a founder and the Chief Executive Officer of CacheIQ, Inc., a network computing company, until it was acquired by NetApp, Inc. in November 2012. From June 2000 until November 2009, he was a founder and served as the Chief Executive Officer of NetQoS, Inc., a network management software and services company that was acquired by Computer Associates.

About Black Box
Black Box is a leading digital solutions provider dedicated to helping customers design, build, manage and secure their IT infrastructure. Black Box delivers high-value products and services through its global presence and 3,300 team members. To learn more, visit the Black Box Web site at http://www.blackbox.com.

Black Box® and the Double Diamond logo are registered trademarks of BB Technologies, Inc.

Any forward-looking statements contained in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and speak only as of the date of this release. You can identify these forward-looking statements by the fact that they use words such as "should," "anticipate," "estimate," "approximate," "expect," "target," "may," "will," "project," "intend," "plan," "believe" and other words of similar meaning and expression in connection with any discussion of future operating or financial performance. One can also identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. Forward-looking statements are inherently subject to a variety of risks and uncertainties that could cause actual results to differ materially from those projected. Although it is not possible to predict or identify all risk factors, they may include, among others, levels of business activity and operating expenses, liquidity, expenses relating to compliance requirements, cash flows, global economic and business conditions, successful integration of acquisitions, the timing, benefits and costs of restructuring programs and other initiatives, such as our enterprise resource planning system initiatives, successful marketing of the Company's product and services offerings, successful implementation of the Company's integration initiatives, successful implementation of the Company's government contracting programs, competition, changes in foreign, political and economic conditions, fluctuating foreign currencies compared to the U.S. dollar, rapid changes in technologies, client preferences, the Company's arrangements with suppliers of voice equipment and technology, government budgetary constraints and various other matters, many of which are beyond the Company's control. Additional risk factors are included in the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 2017 and our quarterly reports on Form 10-Q for Fiscal 2018. We can give no assurance that any goal, plan or target set forth in forward-looking statements will be achieved and readers are cautioned not to place undue reliance on such statements, which speak only as of the date made. We undertake no obligation to release publicly any revisions to forward-looking statements as a result of future events or developments and caution you not to unduly rely on any such forward-looking statements.

# # #